UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  January 8, 2007

PUREDEPTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	None	20-4831825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Shoreline Drive, Suite 610
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 632-0800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 8, 2007, the Board of Directors of PureDepth, Inc. appointed Jonathan J. McCaman as Chief Financial Officer of PureDepth, Inc. Mr. McCaman has signed an offer letter with the following compensation benefits. It is anticipated that the offer letter will be replaced with a formal employment agreement:

•	a base salary of $175,000 per year
•	participation in the senior management bonus arrangements with a possible bonus of up to 50% of base salary
•
anticipated future award of options to purchase up to 500,000 shares of PureDepth stock, with a vesting period of 3 years in equal quarterly installments, a “cliff” exercise period of 6 months and exercise price and other terms determined by the Board of Directors

•	a severance payment of four months salary for termination without cause
•	a relocation allowance of $25,000
•	Health and other employment benefits provided to other senior executive officers of PureDepth

Mr. McCaman served as Vice President Finance - Exel Freight Management Americas for Exel Plc., Bracknell, Berkshire, UK from February 2002 - February 2006, until Exel was acquired, following which he did private consulting in the course of a sabbatical.  He served as Chief Financial Officer for Merchants Group International, Ltd., San Francisco, California from 1999 - 2002. Previously, Mr. McCaman held senior executive positions at DHL Worldwide Express. Mr. McCaman holds a Bachelor of Science (Cum Laude) in Accounting from Golden Gate University, is a Certified Public Accountant - (California, inactive) and has advanced studies from INSEAD and Yale University School of Management.

Mr. Robert O’Callahan resigned his position as Chief Financial Officer upon this appointment. Mr. O’Callahan continues to serve in a senior financial role with PureDepth.

A press release dated January 9, 2007 announcing Mr. McCaman’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release Dated January 9, 2007 announcing the appointment of Jonathan McCaman as Chief Financial Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREDEPTH, INC.:
(Registrant)

Date: January 9, 2007	By:	/s/ FRED ANGELOPOULOS
FRED ANGELOPOULOS Chief Executive Officer

EXHIBIT INDEX

EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Press Release Dated January 9, 2007 announcing the appointment of Jonathan McCaman as Chief Financial Officer